UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 6, 2006

Global High Income Fund Inc.
 (Exact name of registrant as specified in its charter)

Maryland	811-07540	13-3729124
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

51 West 52nd Street
New York, New York 10019-6114
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(212) 882-5000

Global High Income Dollar Fund Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws

At a meeting held on July 19, 2006, the Board of Directors of Global High Income Fund Inc. (the "Fund") (formerly known as "Global High Income Dollar Fund Inc.") approved a proposal to change the name of the Fund to Global High Income Fund Inc., and approved changes to the Fund's Articles of Incorporation and Amended and Restated Bylaws to reflect the Fund's new name. The name change become effective on November 6, 2006.

The Fund filed its Articles of Amendment to its Articles of Incorporation with the State Department of Assessments and Taxation of the State of Maryland on November 6, 2006, for immediate effectiveness.

The Fund's NYSE symbol (GHI) and CUSIP number (37933G108) remain the same.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed as part of this report:

Exhibit	Name of Exhibit

(i)	Articles of Amendment to Articles of Incorporation

(ii)	Certificate of Amendment to Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global High Income Fund Inc.

Date: November 9, 2006	By:	/s/ Keith A. Weller
Keith A. Weller
Vice President and Assistant Secretary